SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2005

SOUTHERN PERU COPPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of organization)

2575 East Camelback Rd. Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2005, the Company issued a press release announcing that on April 12, 2005, the Board of Directors of the Company had elected officers, including Mr. Xavier Garcia de Quevedo Topete as Executive Vice President and Chief Operating Officer of the Company.

Mr. Xavier Garcia de Quevedo Topete, age 58, has served as Executive Vice President and Chief Operating Officer since April 12, 2005 and served as a member of the Board of Directors from November 1999 to the present. He has been the President of Minera Mexico, S.A. de C.V. since September 1, 2001. He was Managing Director of Grupo Ferroviario Mexicano, S.A. de C.V. and of Ferrocarril Mexicano, S.A. de C.V. from December 1997 to December 1999, and Director General of Exploration and Development of Grupo Mexico , S.A. de C.V. from 1994 to 1997. He has been a director of Grupo México since April 2002.  Previously, he was an alternate director of Grupo Mexico from 1998 to April 2002.

The April 25, 2005, press release also announced the election of Mr. José N. Chirinos Fano as Comptroller (principal accounting officer) of the Company.

Mr. José N. Chirinos Fano, age 63, has served as Comptroller since April 12, 2005 and as Treasurer from April 2004 to April 11, 2005. He has been Director of Comptroller and Finance since December 1999. From 1994 to April 2005 he was the Assistant Comptroller of the Company. Since January 2004, Mr. Chirinos has been Vice President of Finance and Chief Financial Officer of Southern Peru Limited, a subsidiary of the Company. He has held various positions in Accounting, Administration and Finance during his 38 years at the Company.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

        The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press release by Southern Peru Copper Corporation dated April 25, 2005, announcing the election of officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION.

Dated:	April 25, 2005	By:	/s/ Armando Ortega
Name: Armando Ortega
		Title:	Vice President, Legal, General Counsel and Secretary